Exhibit 99.1

NEWS RELEASE

PGT Innovations Announces Transfer to NYSE

The Nation’s Largest Impact-Resistant Window & Door Manufacturer

(Formerly known as PGT, Inc.)

N. Venice, FL – December 14th, 2016 – PGT Innovations, Inc. today announced that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Market (NASDAQ). The Company’s common stock will begin trading on the NYSE on December 28th, 2016 under its current ticker symbol “PGTI”. The stock will continue to trade on NASDAQ until the transfer is complete.

“Our Company is moving forward with a new name, PGT Innovations, and now a new stock market listing. This move puts us alongside many of the world’s finest companies, including many of our key peers and some of our largest customers and suppliers. We are honored to be taking our place among them and excited to be part of the NYSE, the world’s largest stock exchange,” said Jeff Jackson, President of PGT Innovations. “As our company continues to grow, we believe that our listing on the NYSE will further raise the profile of our Company and strengthen the value of our brand. It reflects the changes we are making in our organization to expand our opportunities for growth and increase value for our shareholders.”

“We are delighted that PGT Innovations has chosen to transfer its listing to the New York Stock Exchange. PGT Innovations, the nation’s largest manufacturer of impact-resistant windows and doors, will join our other premier building materials companies who are proud to be listed on the NYSE,” said John Tuttle, NYSE Global Head of Listings. “We look forward to providing the unique benefits of our market, brand and community to the company and its stockholders.”

About PGT Innovations

PGT Innovations, headquartered in North Venice, Florida, creates value through deep customer relationships, understanding the unstated needs of an industry, a drive to create the strongest, safest products on the market, and a commitment to always moving forward. The Company’s trusted brands include CGI®, PGT Custom Windows & Doors®, and WinDoor®. PGT Innovations is the nation’s largest manufacturer of impact-resistant windows and doors, holds the leadership position in its primary market, and is part of the S&P SmallCap 400 Index. For additional information, visit www.pgtinnovations.com.

Media Relations Contact: PGT Innovations Danielle Mikesell Vice President, Marketing & Innovation Office: 941-480-1600 DMikesell@PGTInnovations.com	Investor Relations Contact: PGT Innovations Brad West Chief Financial Officer Office: 941-480-1600 BWest@PGTInnovations.com

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” as defined under federal securities laws of the United States. Generally, words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which are not historical in nature. These forward looking statements relate to, among other things: (i) the impact that our name change will have on the Company’s profile, brand and performance; (ii) the impact the listing of our common stock on the NYSE will have on the Company’s profile, brand, and performance; and (iii) the outcome of these and other changes the Company is making to expand its growth opportunities and increase shareholder value. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks include, but are not limited to:

•	Changes in new home starts and home remodeling trends
•	The economy in the United States generally and in Florida, in particular, where the substantial portion of our sales are generated
•	Raw material prices, especially aluminum and vinyl
•	Transportation costs
•	Our level of indebtedness
•	Our dependence on our impact-resistant product lines
•	Our ability to successfully integrate acquisitions, such as our acquisitions of CGI® Windows & Doors Holdings, Inc. and WinDoor®, Inc.
•	Product liability and warranty claims
•	Federal and state regulations,
•	Our dependence on our manufacturing facilities; and
•	Other risks discussed in our Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 2, 2016 and our subsequently filed quarterly reports on Form 10-Q, which are available from the SEC.

You should not place undue reliance on forward looking statements, which speak only as of the date they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.